UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 14, 2007
Move, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26659 (Commission File Number)	95-4438337 (IRS Employer Identification No.)
30700 Russell Ranch Road
Westlake Village, California 91362
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (805) 557-2300
Move, Inc.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As reported March 13, 2007, on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2007, Alan Yassky, a director of Move, Inc. (the “Company”), provided the Company with notice of his intention to resign as a director effective as of the Company’s 2007 annual stockholders meeting. On June 14, 2007, prior to the annual stockholders meeting, Mr. Yassky resigned as a director of the Company. Since June 2005, Mr. Yassky has served as the National Association of Realtors® (the “NAR”) representative on the Company’s board of directors.
By virtue of its ownership of the Company’s sole outstanding share of Series A preferred stock, the NAR has the right to elect one of the Company’s directors. In addition, if there is any vacancy in the office of a director elected by the holder of the Series A preferred stock, then a director to hold office for the unexpired term of such director may be elected by the vote or written consent of the holder of the Series A preferred stock. Mr. Yassky’s term was scheduled to expire at the Company’s annual stockholders meeting in 2008. On June 14, 2007, following the resignation of Mr. Yassky, the Company’s board of directors confirmed the election of Thomas M. Stevens by the NAR as the new NAR representative on the Company’s board of directors. Mr. Stevens is a Class I director of the Company and will serve until the annual meeting of stockholders to be held in 2008 or until his earlier death, resignation or removal. Mr. Stevens is not expected to serve on any committees of the Company’s board of directors. The Company and NAR are party to certain arrangements that were described in the Proxy Statement for the Company’s 2007 annual meeting of stockholders filed with the SEC on April 30, 2007 under the heading “Certain Relationships And Related Transactions — Operating Agreement with the National Association of REALTORS®”, and in Items 1 and 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. These disclosures are incorporated by reference herein pursuant to General Instruction B.3 of Form 8-K.
As disclosed in the Proxy Statement for the Company’s 2007 annual meeting of stockholders, Mr. Stevens is the Senior Vice President of Business Development of NRT Incorporated (“NRT”). The Company and NRT are parties to a Master Distribution Agreement pursuant to which NRT has agreed to purchase certain of the Company’s products and services offered through the Company’s Realtor.com® website as disclosed in the Company’s Current Report on Form 8-K filed February 3, 2005. The Company does not believe that Mr. Stevens has a material interest in the transactions between the Company and NRT.
On June 14, 2007, the Management Development and Compensation Committee of the Company’s board of directors approved an increase in the base salary for Lewis R. Belote, III, Chief Financial Officer of the Company. Mr. Belote’s base salary was increased from $350,000 to $385,000 per year.

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVE, INC.
Date: June 20, 2007	By:	/s/ James S. Caulfield
James S. Caulfield
Executive Vice President and General Counsel